Exhibit 5.1

Tel  Aviv, December 5, 2025

Pagaya Technologies Ltd.

335 Madison Avenue, 16th Floor

New York, New York 10016

Re: Registration on Form S-3

Ladies and Gentlemen:

We have acted as special Israeli counsel to Pagaya Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), being filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the (i) issuance by the Company of up to 2,076,013 Class A Ordinary Shares, without par value (the “Ordinary Shares”), that may be issued upon exercise of the public warrants and the private placement warrants (each as defined in the Registration Statement) (the “Warrant Shares”) and (ii) offer and sale from time to time by the selling securityholders identified in the Registration Statement of up to an aggregate of 50,979,975 Ordinary Shares issued by the Company to the selling shareholders (the “Secondary Shares”), all as described in the Registration Statement and the prospectus contained therein. The Ordinary Shares may be sold from time to time as set forth in the Registration Statement and the prospectus contained therein.

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Warrant Shares and the offer and sale of the Secondary Shares.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s Articles of Association, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary as the basis for our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel, and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel. The opinions set forth herein are made as of the date hereof. We assume no obligation to revise or supplement any of these opinions to reflect any changes of law or fact that may occur after the date hereof. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Warrant Shares have been duly authorized for issuance, and when such Warrant Shares are issued and delivered by the Company upon exercise of the public warrants and the private placement warrants, as the case may be, against receipt of the exercise price therefor pursuant to the terms of the public warrants and the private placement warrants, as the case may be, will be validly issued, fully paid, and non-assessable and (ii) the Secondary Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm in the section entitled “Legal Matters” in the Registration Statement and in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours, /s/ Goldfarb Gross Seligman & Co.

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